                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER
                          OF ARTISAN COMPONENTS, INC.
                            A DELAWARE CORPORATION
                                      AND
                           A CALIFORNIA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of November __, 1997, (the "Agreement") is between Artisan Components, Inc., a Delaware corporation ("Artisan-Delaware") and Artisan Components, Inc., a California corporation ("Artisan-California"). Artisan-Delaware and Artisan-California are sometimes referred to herein as the "Constituent Corporations."


                                R E C I T A L S
                                ---------------


     A. Artisan-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 53,435,736 shares, 50,000,000 of which are designated "Common Stock", $.001 par value and 3,435,736 of which are designated "Preferred Stock", $.001 par value. Of such authorized shares of Preferred Stock, 2,263,802 shares are designated "Series A Preferred Stock," and 1,171,934 shares are designated "Series B Preferred Stock." As of the date of this Agreement of Merger, 100 shares of Common Stock were issued and outstanding, all of which were held by Artisan-California. No shares of Preferred Stock were outstanding.

     B. Artisan-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 53,435,736 shares, 50,000,000 of which are designated "Common Stock", no par value and 3,435,736 of which are designated "Preferred Stock", no par value. Of such authorized shares of Preferred Stock, 2,263,802 shares are designated "Series A Preferred Stock," and 1,171,934 shares are designated "Series B Preferred Stock." As of the date of this Agreement of Merger, ________ shares of Common Stock, 2,263,802 shares of Series A Preferred Stock, and 1,121,934 shares of Series B Preferred Stock were issued and outstanding.

     C. The Board of Directors of Artisan-California has determined that, for the purpose of effecting the reincorporation of Artisan-California in the State of Delaware, it is advisable and in the best interests of Artisan-California that Artisan-California merge with and into Artisan-Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Artisan-Delaware and Artisan-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Artisan-Delaware and Artisan-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                  I.  MERGER

     1.1  Merger.  In accordance with the provisions of this Agreement, the
          ------
Delaware General Corporation Law and the California General Corporation Law, Artisan-California shall be merged with and into Artisan-Delaware (the "Merger"), the separate existence of Artisan-California shall cease and Artisan-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Artisan Components, Inc.

     1.2  Filing and Effectiveness.  The Merger shall be completed when the
          ------------------------
following actions shall have been completed:

          (a) This Agreement and Merger was adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law on November __, 1997 and November __, 1997, respectively;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware;

          (d) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California; and

     Pursuant to Section 251 of the Delaware General Corporation Law and Section 1168 of the California Corporations Code, the date and time when the Merger shall become effective, shall be the date upon which subsections (a), (b) and
(c) of this Section 1.2 are satisfied and as to Artisan-California on the day subsection (d) is satisfied, is herein called the "Effective Date of the Merger."

     1.3  Effect of the Merger.  Upon the Effective Date of the Merger, the
          --------------------
separate existence of Artisan-California shall cease and Artisan-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Artisan-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Artisan-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Artisan-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Artisan-California in the same manner as if Artisan-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1  Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
Artisan-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  Bylaws.  The Bylaws of Artisan-Delaware as in effect immediately prior
          ------
to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  Directors and Officers.  The directors and officers of Artisan-
          ----------------------
California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                      III.  MANNER OF CONVERSION OF STOCK

     3.1  Artisan-California Common Shares.  Upon the Effective Date of the
          --------------------------------
Merger, each share of Artisan-California Common Stock, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

     3.2  Artisan-California Preferred Shares.
          -----------------------------------

          (a) Upon the Effective Date of the Merger, each share of Series A Preferred and Series B Preferred Stock of Artisan-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Artisan-California Common Stock as set forth in the Artisan-California Restated Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one fully paid and nonassessable share of Series A Preferred and Series B Preferred Stock of the Surviving Corporation, $.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation, which share of Preferred Stock shall be convertible into the same number of shares of the Surviving Corporation's Common Stock, $.001 par value, as such share of Artisan-California Preferred Stock was so convertible into immediately prior to the Effective Date of the Merger, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

     3.3  Artisan-California Options, Warrants, Stock Purchase Rights and
          ---------------------------------------------------------------
Convertible Securities.
----------------------

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Artisan-California under, and continue, the option plans (including without limitation the 1993 Stock Option Plan, 1997 Employee Stock Purchase Plan and 1997 Director Option Plan) and all other employee benefit plans of Artisan-California. Each outstanding and unexercised option, warrant, other right to purchase, or security convertible into, Artisan-California Common Stock or Artisan-California Preferred Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, warrant, right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of Artisan-California Common Stock or Preferred Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Artisan-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to Artisan-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraph 3.1 and 3.2, respectively, hereof.

          (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights and convertible securities equal to the number of shares of Artisan-California Common Stock and Artisan-California Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

          (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion (unless the holder was entitled to a fractional interest immediately prior to the Merger). In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to Artisan-Delaware's 1993 Stock Option Plan, 1997 Employee Stock Purchase Plan and 1997 Director Option Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

     Notwithstanding the foregoing, with respect to options issued under the Artisan-California 1993 Stock Option Plan, 1997 Employee Stock Purchase Plan and 1997 Director Option Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

     3.4  Artisan-Delaware Common Stock.  Upon the Effective Date of the Merger,
          -----------------------------
each share of Common Stock, $.001 par value, of Artisan-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Artisan-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5  Exchange of Certificates.  After the Effective Date of the Merger,
          ------------------------
each holder of an outstanding certificate representing shares of Artisan-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Artisan-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of Artisan-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Artisan-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with appli cable laws.

     If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                 IV.  GENERAL

     4.1  Covenants of Artisan-Delaware.  Artisan-Delaware covenants and agrees
          -----------------------------
that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Artisan-Delaware of all of the franchise tax liabilities of Artisan-California.

          (c) Take such other actions as may be required by the California General Corporation Law.

     4.2  Further Assurances.  From time to time, as and when required by
          ------------------
Artisan-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Artisan-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Artisan-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Artisan-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Artisan-Delaware are fully authorized in the name and on behalf of Artisan-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  Abandonment.  At any time before the Effective Date of the Merger,
          -----------
this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Artisan-California or of Artisan-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Artisan-California or by the sole stockholder of Artisan-Delaware, or by both.

     4.4  Amendment.  The Boards of Directors of the Constituent Corporations
          ---------
may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5  Registered Office.  The registered office of the Surviving Corporation
          -----------------
in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6  Agreement.  Executed copies of this Agreement will be on file at the
          ---------
principal place of business of the Surviving Corporation at 1195 Bordeaux Drive, Sunnyvale, California 94089, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7  Governing Law.  This Agreement shall in all respects be construed,
          -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8  FIRPTA Notification.  (a)  On the Effective Date of the Merger,
          -------------------
Artisan-California shall deliver to Artisan-Delaware, as agent for the shareholders of Artisan-California, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit A. Artisan-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Artisan-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Artisan-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Artisan-Delaware as their agent and (ii) Artisan-Delaware shall be considered to have received a copy of the Statement at the request of the Artisan-California shareholders for purposes of satisfying Artisan-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     (b) Artisan-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Artisan-Delaware and Artisan-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                    ARTISAN COMPONENTS, INC.
                                    a Delaware corporation



                                    By:____________________________________
                                         Mark R. Templeton, President
                                         and Chief Executive Officer

ATTEST:


____________________________________
Beth Bartel
Secretary


                                    ARTISAN COMPONENTS, INC.
                                    a California corporation



                                    By:____________________________________
                                         Mark R. Templeton, President
                                         and Chief Executive Officer


ATTEST:


____________________________________
Beth Bartel
Secretary

                                   EXHIBIT A
                                   ---------



                                         November __, 1997



TO THE SHAREHOLDERS OF ARTISAN COMPONENTS, INC.:

     In connection with the reincorporation (the "Reincorporation") in Delaware of Artisan Components, Inc., a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of November __, 1997 between the Company and Artisan Components, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Artisan-Delaware"), your shares of Company stock will be replaced by shares of stock in Artisan-Delaware.

     In order to establish that (i) you will not be subject to tax under Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) Artisan-Delaware will not be required under Section 1445 of the Code to withhold taxes from the Artisan-Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of
Section 897(c) of the Code and the regulations issued thereunder.

     A copy of this letter will be delivered to Artisan-Delaware pursuant to
Section 4.9 of the Agreement.

     Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

                                    Sincerely,


                                    ____________________________________
                                    Mark R. Templeton, President and
                                     Chief Executive Officer